Exhibit 99.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of June 27, 2008, is by and among Coastal Credit, L.L.C. a Virginia limited liability company (the “Company”), First Chicago Bancorp, a Delaware corporation (“FCB”), White River Capital, Inc., an Indiana corporation (“WRC”), and William E. McKnight, an individual residing in Florida (“Executive”).

WHEREAS, Executive has served as the President and Chief Executive Officer of the Company, which is a wholly owned subsidiary of WRC, pursuant to an Employment Agreement dated as of September 1, 2005 (such agreement restated and superseded a prior Employment Agreement between the same parties dated as of April 11, 1998) (together, and including Exhibit A to the September 1, 2005 Employment Agreement, dated December 28, 2005, the “Prior Agreements”); and

WHEREAS, WRC has entered into an Agreement and Plan of Merger with FCB, dated as of the date of this Agreement (the “Merger Agreement”), whereby, at the Effective Time (as defined in the Merger Agreement) (i) FCB will be merged with and into WRC (the “Merger”), (ii) the separate corporate existence of FCB will thereupon cease and WRC will be the surviving corporation in the Merger, and (iii) the Company will become an indirect wholly owned subsidiary of WRC; and

WHEREAS, Executive is an integral part of the management of the Company, and the parties hereto believe that it is critical to the continued success of the Company, and to the ultimate success of the Merger that Executive continue to be employed with the Company after the Merger as its President and Chief Executive Officer for a one year period, and thereafter to be a consultant to WRC, and Executive wishes to accept such employment and consultancy, on the terms set forth below, effective from and after the consummation of the Merger (the “Effective Date”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows:

1.  Effectiveness.  This Agreement shall be effective as of the Effective Date (other than with respect to the covenants set forth in the immediately following sentence, which shall be effective immediately) and conditioned upon the consummation of the Merger; in the event the Merger does not occur for any reason before December 31, 2008, this Agreement shall terminate, and shall be of no further force or effect.  From and after the date of this Agreement and continuing until the Effective Date, the parties hereto acknowledge and agree that (i) Executive’s employment shall continue to be subject to the terms and conditions of the Prior Agreements as in effect on the date of this Agreement, (ii) Executive agrees not to terminate his employment with the Company for any reason (including without limitation for “Good Reason” or otherwise due to the occurrence of a “Change of Control,” or a potential change in control, of the Company (as such terms are defined in the Prior Agreements)) on or prior to the Effective Date, and (iii) WRC and the Company agree not to take any actions that would constitute “Good Reason” (as defined in the Prior Agreements) for Executive to terminate his employment, and not to otherwise terminate the employment of Executive for any reason (other than for “Cause  as defined in the Prior Agreements after notice to FCB and a reasonable opportunity for FCB to make inquiry into the matter and respond) on or prior to the Effective Date.  As of the Effective Date, the Prior Agreements shall immediately terminate without payment to Executive thereunder or therefore (for purposes of clarity, such that Executive may not at any time thereafter terminate his employment pursuant to the Prior Agreements for any reason, including for “Good Reason” or otherwise due to the occurrence of a “Change of Control” of the Company, or receive any amounts thereunder), this Agreement shall supersede the Prior Agreements, and the terms and conditions of Executive’s employment with the Company and subsequent consultancy with  WRC shall be governed only by this Agreement.  Executive hereby agrees that he shall not be paid any amounts, nor shall Executive be provided with any benefits or other compensation of any kind (including any acceleration of compensation or benefits) pursuant to the Prior Agreements in connection with, or from and after, the Merger (including in connection with any subsequent termination of employment or vesting date that occurs from and after the Merger).  The parties hereto represent, acknowledge and agree that the payments to be provided to Executive from and after the Effective Date under the terms and conditions of this Agreement represent reasonable compensation to Executive in exchange for the personal services to be rendered by Executive for periods from and after the Merger.

2.  Definitions.  The terms defined in this Section 1 shall have the respective meanings indicated below for all purposes of this Agreement.

(a)           Affiliate.  “Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

(b)           Cause.  “Cause” shall mean any one or more of the following:

i.           engaging in a material dishonest act, including without limitation any material misrepresentation or intentional omission to state a material fact to the Company, WRC or the WRC Board, willful breach of fiduciary duty, misappropriation or fraud against WRC, the Company or any of their Affiliates (the “Group”);

ii.           any indictment or similar charge against Executive by a governmental authority alleging the commission of a felony, or a guilty plea or no-contest plea by Executive to a felony;

iii.           material failure by Executive to follow the Company or WRC’s general policies, reasonable directives or orders from the WRC Board applicable to officers of the Company after failing to cure prior similar failures within thirty (30) days of receiving written notice thereof from the WRC Board;

iv.           intentional destruction or theft of any member of the Group’s property or falsification of documents of any member of the Group;

v.           a breach by Executive of the provisions of Section 14 or 15; or

vi.           a material breach by Executive of any other provision of this Agreement and the failure by Executive to cure such breach within thirty (30) days of the date on which the Company gives Executive notice thereof.

(c)           Computation Period.  “Computation Period” shall mean each calendar year that ends after January 1, 2008 and before the Date of Termination and, if the Date of Termination is any day other than December 31, the period beginning January 1 of the calendar year in which the Date of Termination arises and ending on the Date of Termination.

(d)           Date of Termination.  “Date of Termination” shall mean in the case of Executive’s death, the date of death, in the case of Disability, thirty (30) days after Notice of Termination is given (provided Executive shall not have returned to the full-time performance of his duties during such thirty (30) day period), and in all other cases, the date specified in the Notice of Termination, which shall be at least thirty (30) days after the date of the Notice of Termination, unless the termination is by the Company for Cause or by Executive for Good Reason.

(e)           Disability.  “Disability” shall occur if as a result of Executive’s incapacity due to physical or mental illness, Executive shall have been absent from the full-time performance of his duties with the Company for three (3) consecutive months.

(f)           Good Reason.  “Good Reason” shall mean any one or more of the following bases for termination of Executive’s employment by Executive during the Term:

i.           the removal of Executive as Chief Executive Officer of Company without Cause;

ii.           the assignment to Executive of any duties inconsistent in any material respect with Executive’s position, authority, duties or responsibilities as contemplated by Section 6(a) of this Agreement, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

iii.           a change of more than 50 miles in the geographical location at which Executive must perform his duties;

iv.           any action by the Company to reduce Executive’s base compensation below the amount established in Section 7; or any failure by the Company that would constitute a material breach of this Agreement if the Company has failed to cure such breach within thirty (30) days of the date on which Executive gives written notice thereof to the WRC Board.

(g)           Net Pre-Tax Income.  “Net Pre-Tax Income” shall mean net income of the Company before provision for federal or state taxes and after expenses paid by related parties that are appropriately and equitably allocated to the Company, all as determined in accordance with generally accepted accounting principles consistently applied.

(h)           Notice of Termination.  Any termination of Executive’s employment or consultancy by either the Company or Executive, as the case may be, except for a termination based on Executive’s death, shall be communicated by a written Notice of Termination.

(i)           WRC Board.  “WRC Board” shall mean the Board of Directors of WRC or a duly authorized committee of such Board.

(j)           Person.  “Person” shall mean any natural person, corporation, partnership, association, limited liability company, trust, governmental authority, or other entity.

(k)           Retirement.  “Retirement” shall mean termination of Executive’s employment after Executive has attained age 65.

3.  Employment.  The Company hereby employs Executive and Executive hereby accepts employment with the Company for the Term set forth in Section 4 below, in the position and with the duties and responsibilities set forth in Sections 5 and 6 below, and upon the other terms and conditions hereinafter stated.

4.  Term.  Executive’s employment as the President and Chief Executive Officer of the Company under this Agreement shall be for the period commencing on the Effective Date and terminating one year after the Effective Date (the “Term”) unless Executive dies or becomes disabled or either party terminates Executive’s employment pursuant to this Agreement.  The period of Executive’s consultancy with the Company after the expiration of the Term is described in Section 13 of this Agreement.

5.  Position.  Executive shall serve as President and Chief Executive Officer of the Company and will report directly to the WRC Board.

6.  Duties and Responsibilities.

(a)           The Company hereby engages Executive as a full-time executive employee and Executive accepts such employment, on the terms and subject to the conditions set forth in this Agreement. During the Term, Executive shall devote all of his business time and best efforts to, and shall perform faithfully, loyally and efficiently, his duties as President and Chief Executive Officer of the Company and shall exercise such powers and fulfill such responsibilities as may be duly assigned to or vested in him by the WRC Board, consistent with the responsibilities of the President and Chief Executive Officer of the Company.

(b)           During the Term, Executive will not engage in other employment or consulting work or any trade or business for his own account or on behalf of any other Person.  Notwithstanding the foregoing, Executive may (i) serve on such corporate, civic, industry or charitable boards or committees as are approved by the WRC Board, and (ii) manage his own and his immediate family’s personal investments, provided that the activities permitted by clauses (i) and (ii) above shall not, individually or in the aggregate, interfere in any material respect with the performance of Executive’s responsibilities hereunder.

7.  Salary/Bonus.

(a)           For all services rendered by Executive under this Agreement, the Company shall pay to Executive an aggregate annual base salary at the rate of $300,000, payable, in equal installments, in accordance with the Company’s regular payroll procedures.

(b)           Executive will be paid, within 30 days of the end of each Computation Period, an annual performance bonus equal to the greater of 3% of the annual consolidated Net Pre-Tax Income of the Company for each such Computation Period or $250,000.

(c)           On the Effective Date, Executive will receive:

i.           a cash payment from the Company in the amount of $300,000; and

ii.           a cash payment from the Company equal to the value of 33,333.33 shares of WRC common stock, the value of which shall be determined based on the mean of the Fair Market Value (as defined in the WRC Incentive Stock Plan as existing on the date of this Agreement) of a share of WRC common stock for the 20 trading days immediately preceding the Effective Date.

8.  Employee Benefits.  During the Term, the Company shall provide or cause to be provided to Executive and to Executive’s dependents, at the Company’s expense, substantially similar disability, medical and dental benefits provided to Executive by his employer immediately prior to the Merger.  During any waiting period for insurance eligibility, any COBRA costs incurred by or with respect to Executive and Executive’s dependents will be paid by the Company.  In addition, the Company shall pay Executive $800 per month during the Term as an automobile allowance to cover the cost of Executive’s use of an automobile for Company purposes.  During the Term, Executive shall maintain insurance in connection with the automobile as required by state law and such other insurance as is reasonably satisfactory to the

Company.  If the terms of such insurance policy allow it, the Company shall be named as an additional insured on all such coverage.

9.  Vacation.  Executive shall be entitled to four (4) weeks vacation during the Term. In the event that the full vacation is not taken by Executive during the Term, no vacation time shall accrue for use in future periods, except as approved by the WRC Board.

10.  Business Expenses.  Executive will be reimbursed for all reasonable, ordinary and necessary business expenses incurred by Executive in connection with Executive’s employment (to be supported by receipts and other documentation as required by the Internal Revenue Code of 1986, as amended (the “Code”)), and in conformance with the Company’s normal procedures). Except as otherwise expressly provided herein, to the extent any expense reimbursement under this Section 10 is determined to be subject to Section 409A of the Code (“Section 409A”), the amount of any such expenses eligible for reimbursement in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit.

11.  Termination.  Either the Company or Executive may terminate the employment of Executive at any time prior to or upon the expiration of the Term, with or without Cause or Good Reason.

12.  Payments During Disability, Upon Termination, or Upon Expiration.  Executive or his estate shall be entitled to the following during a period of Disability, upon Executive’s death, upon termination of Executive’s employment by Executive or the Company, or upon expiration of the Term as the case may be.

(a)           During any period that Executive fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, until such time as Executive returns to the full-time performance of his duties or the Date of Termination if Executive’s employment is terminated for Disability, Executive shall continue to receive his base salary at the rate in effect at the commencement of any such period minus any disability benefits received by him under any insurance or disability plan of the Company. If terminated for Disability or in the event of his death, Executive or his estate, as the case may be, shall additionally be entitled to receive the severance compensation provided for in subsection 12(c)(i) (reduced by any disability benefits received by him under any insurance or disability plan of the Company), and subsection 12(c)(ii).

(b)           If (1) Executive’s employment is terminated by Executive without Good Reason and other than upon Retirement, or (2) Executive’s employment is terminated by the Company for Cause, then Company shall pay Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts or benefits to which Executive is entitled through such date under any plan, arrangement or practice in effect at the time of such termination, minus any amounts owed by Executive to the Company.

Executive shall not be entitled to receive any bonus applicable to the period in which termination occurs, and the Company shall have no further obligations to Executive under this Agreement (other than under COBRA and for vested and accrued benefits and accrued and unpaid vacation).

(c)           If (1) Executive’s employment is terminated by reason of Executive’s death; (2) Executive’s employment is terminated by the Company other than for Cause; (3) Executive’s employment is terminated by Executive for Good Reason; or (4) the Term expires whereupon the Consulting Period commences, then Executive shall be entitled to the following:

i.           Within 30 days of the Date of Termination of employment (or expiration of the Term), the Company shall pay to Executive a lump sum payment in cash equal to: (A) any unpaid base salary through the Date of Termination, (B) the bonus due to Executive under Section 7(b) for the period ending on the Date of Termination, plus (C) a termination payment equal to the greater of 3% of the annual consolidated Net Pre-Tax Income of the Company for the 12 full calendar months ending on the Date of Termination or $250,000; and

ii.           Executive shall be entitled to any other compensation and benefits granted under this Agreement or their cash equivalent (other than base salary and performance bonus which are addressed in subparagraph (i)), for the one-year period following the Date of Termination of employment. Such benefits shall be determined in accordance with the Company’s employee benefit plans and other applicable programs, policies and practices then in effect as though Executive was still then in the employ of the Company.   If the terms of those plans, programs, policies, and practices preclude Executive’s direct participation as a former employee, then the Company will pay to provide comparable benefits to Executive under comparable terms and conditions as provided to him during the Term.  The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Executive’s existing rights, or rights which accrue solely as a result of the passage of time under any benefit plan, employment agreement or other contract, plan or arrangement.

(d)           If Executive’s employment is terminated by Executive by reason of Executive’s Retirement, then Executive shall be entitled to receive the compensation provided for in subsections 12(c)(i)(A) and (B) hereof.

(e)           In the event that compensation paid pursuant to Paragraph 12(c) (“Severance Pay”) is subject to an excise tax pursuant to Section 4999 of the Code (“Excise Tax”), as amended, then Executive shall be entitled to receive an additional Gross-Up Payment in an amount such that, after payment by Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Severance Pay.  The accounting firm employed by the Company shall make all determinations required herein, including whether and when a Gross-Up Payment is required, the amount of any such Gross-Up Payment and the assumptions to be utilized in arriving at such determination (except that Executive’s federal and state income taxes shall be assumed to be at the maximum rates).  In the event that the accounting firm is serving as accountant or auditor to the individual, entity or group effecting the change of control, unless otherwise in writing by Executive, the Company shall appoint another independent accounting firm reasonably acceptable to Executive to make the determinations required hereunder (which accounting firm shall then be referred to as the accounting firm hereunder).  All fees and expenses of the accounting firm shall be borne solely by Company.  The Gross-Up Payment shall be paid to Executive as soon thereafter as practicable (but in any event no later than by the end of Executive’s taxable year next following the taxable year in which the Excise Tax is remitted) after the payment of the Severance Pay, unless Company at the same time as the payment of the Severance Pay provides Executive with the accounting firm’s opinion that Executive will not incur any Excise Tax on any part or all of the Severance Pay.  Any such opinion shall be based upon the regulations under Section 280G and 4999 of the Code and shall qualify as a covered, limited scope opinion under Circular 230.  If any such opinion applies only to part of the Severance Pay, Company shall pay Executive the Gross-Up Payment with respect to that part of the Severance Pay not covered by the opinion.  Executive agrees (unless requested otherwise by Company) to use reasonable efforts to contest in good faith any subsequent determination by the Internal Revenue Service that Executive owes an amount of Excise Tax greater than the amount determined above; provided, that Executive shall be entitled to reimbursement by Company of all fees and expenses reasonable incurred by Executive in contesting such determination.  In the event the Internal Revenue Service or any court of competent jurisdiction determines that Executive owes an amount of Excise Tax that is either greater or less than the amount previously taken into account in the Gross-Up Payment herein, Company shall promptly pay to Executive, or Executive shall promptly repay to Company, as the case may be, the amount of resulting excess or shortage in the Gross-Up Payment, in each case no later than by the end of Executive’s taxable year next following the taxable year in which the Excise Tax is remitted. Any payment Company is required to make to Executive pursuant to the preceding sentence shall include an additional amount such that after payment by Executive of all of Executive’s applicable federal, state and local taxes on such additional amount, Executive shall retain an amount equal to the total of Executive’s applicable federal, state and local taxes arising due to the later payment.  If Executive collects any part or all of the Severance Pay provided herein, including the Gross-Up Payment, through a lawyer, Company shall pay all costs of any such collection or enforcement, including reasonable legal fees and other out of pocket expenses incurred by Executive, up to that point when company offered to settle the dispute for an amount equal to the amount Executive is entitled to recover.  The payment described herein shall be due Executive regardless of any subsequent employment obtained by Executive.

13.  Consulting Engagement.

(a)           Term of Consulting.  Except as provided in Section 13(d) below,  WRC agrees to engage Executive, and Executive agrees to render services, as a consultant, for the period commencing at the expiration of the Term and ending on the second anniversary thereof (the “Consulting Period”) (for clarity, the Consulting Period shall not commence if Executive’s employment terminates for any reason other than the expiration of the Term).

(b)           Scope of Retention.  During the Consulting Period, Executive shall be a independent contractor and a consultant to WRC.  Executive shall perform such duties at the request of WRC for the Group during the Consulting Period as may be reasonably requested from time to time by WRC. Executive shall be reasonably available to perform duties during the Consulting Period for up to 100 days per year at a rate of $2,000 per day (the “Consulting Fee”), payable monthly, in arrears; provided that Executive shall be paid a minimum of $100,000 for the first year of the Consulting Period, and a minimum of $50,000 per year in the second year of the Consulting Period (collectively, the “Minimum Consulting Fees”).  Without limiting in any way Executive’s obligations under this Section 13(b), WRC and Executive confirm that it is currently anticipated that Executive’s duties during the Consulting Period would decrease to a level not more than 20 percent of the average level of services performed by Executive during his employment with the Company, such that it is anticipated that Executive would incur a “separation from service” from the Company within the meaning of Section 409A upon the expiration of the Term. Executive agrees to use best efforts to perform his duties to the best of his ability under this Section 13.

(c)           Independent Contractor.  It is understood that, during the Consulting Period, Executive shall be an independent contractor and not an employee of any member of the Group.  Executive shall be responsible for the payment of applicable taxes levied or based upon the Consulting Fee and for all non-reimbursable expenses attributable to the rendering of services pursuant to this Section 13.  Nothing in this Section 13 shall be deemed to constitute a partnership or joint venture between Executive and any member of the Group, nor shall anything in this Section 13 be deemed to constitute Executive or any member of the Group as the agent of the other.  WRC and Executive acknowledge and agree that, as an independent contractor, Executive will have no authority to bind, or act for or on behalf of, the Group with respect to any matter whatsoever.  During the Consulting Period, neither any member of the Group nor Executive shall be or become liable to or bound by any representation, act or omission whatsoever of the other.  For the avoidance of doubt, during the Consulting Period and after termination of the Consulting Period for any reason, Executive may be engaged in employment for other persons and may render consulting services to other persons, subject to the limitations of Section 14.

(d)           Early Termination of Consulting Period.  The Company may terminate the Consulting Period for Cause (as defined in Section 1(b) of this Agreement but with references to Executive’s duties as a consultant substituted for references to Executive’s duties as an employee) at any time.  In addition, the Consulting Period will terminate as a result of Executive’s death or Disability (as defined in Section 1(d) of this Agreement).  In the event of termination pursuant to the preceding two sentences, the Company shall pay Executive in a lump sum any accrued but unpaid Consulting Fee due to Executive through the date of termination, within fifteen (15) business days of such date of termination.  The Company may also terminate the Consulting Period without Cause upon providing 30 days’ prior written notice to Executive.  In the event of a termination of the Consulting Period by the Company without Cause, the Company shall pay Executive in a lump sum any accrued but unpaid Consulting Fee due to Executive through the date of termination, plus any portion of the Minimum Consulting Fee not previously paid, within fifteen (15) business days of such date of termination.  In the event of a termination of the Consulting Period by the Company, Executive’s obligations under Sections 14(a) and 15 will end on the date of termination.

14.  Non-Compete; Confidentiality.

(a)           During the Term, and for a period of two years after the Date of Termination of employment or expiration of the Term (the “Restricted Period”), Executive shall not either on his own account, as a partner, joint venturer, employee, agent, salesman, officer, director or stockholder of a corporation (other than a beneficial holder of not more than two percent (2%) of the outstanding voting stock of a company having at least five hundred (500) holders of voting or economic interests) or otherwise, directly or indirectly enter into or engage in any business competitive with the business of any member of the Group as such business exists on the date hereof (a “Competitive Business”) within any area where such business has been conducted prior to the date of termination.

(b)           Except as provided in the next two sentences, Executive covenants and agrees that all information, knowledge or data of or pertaining to the Group, or pertaining to any other Person with which they or any of them may do business during the Term or the Consulting Period and which is not generally known in the relevant trade or industry (and whether relating to methods, merchandising, processes, techniques, discoveries, pricing, sales practices, marketing or any other proprietary matters) (the “Company Information”) shall be kept secret and confidential at all times during and after the termination or expiration of this Agreement and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as WRC may otherwise expressly authorize.  In the event that Executive is requested in a judicial, administrative or governmental proceeding to disclose any of the Company

Information, Executive will promptly so notify the Company so that the Company may seek a protective order at the Company’s expense or other appropriate remedy and/or waive compliance with this Agreement. If such protective order or other remedy is not obtained or the Company waives compliance with this Agreement and disclosure of any of the Company Information is required, Executive may furnish the material so required to be furnished, but Executive will furnish only that portion of the Company Information which is legally required and will exercise his best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Company Information furnished.

15.  Non-Solicitation/No-Hire.  Executive agrees and acknowledges that the services of Executive pursuant to this Agreement are unique and extraordinary, and that the Group will be dependent upon Executive for the development and growth of their business and related functions. Executive agrees, during the Restricted Period, not to conduct or participate (directly or indirectly, including through one or more Affiliates) in:

(a)           Hiring, attempting to hire or assisting any other Person in hiring or attempting to hire, or inducing to leave the employ of any member of the Group, any employee or officer of any member of the Group, or any person who was an employee or officer of any member of the Group within the six-month period prior to the Date of Termination or expiration of the Consulting Period, provided, however, that Executive may immediately seek to  hire Nina White, without violating this Agreement;

(b)           Soliciting the business on behalf of himself or any other person with respect to a Competitive Business of either: (i) any vehicle dealers who were clients of the Company or WRC during the 12-month period prior to the Date of Termination (a “Specific Client”); or (ii) any Person whose business Executive (on behalf of the Company or otherwise) solicited by multiple contacts during the six-month period prior to the Date of Termination (a “Specific Contact”); or

(c)           Any activity for any Specific Client or Specific Contact which is the same as or similar to those activities Executive performed for the Company during the three-year period prior to the Date of Termination.

Executive agrees that if Executive acts in violation of this Section, the number of days Executive is in such violation will be added to any periods of limitation on Executive’s activities specified herein. In addition, Executive agrees that during the duration of this Agreement and during the period of limitation on Executive’s activities specified in this Section, Executive shall promptly deliver a true and correct copy of this Agreement to any prospective employer or business partner of Executive.

16.  Section 409A.  If and to the extent that any payment or benefit is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable hereunder to Executive by reason of his termination of employment, then (a) such payment or benefit shall be made or provided to Executive only upon a “separation from service”

as defined for purposes of Section 409A under applicable regulations and (b) if Executive is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of Executive’s separation from service. Any amount not paid in respect of the six month period specified in the preceding sentence will be paid to Executive in a lump sum with the first payment made after the end of such six month period (or if no other payment is then due, then promptly after the expiration of such six month period.)

17.  Monies Owed to the Company.  Upon the termination of Executive’s employment with the Company, Executive hereby authorizes the Company to deduct from Executive’s final wages or other monies due to Executive (other than amounts that would constitute “deferred compensation” pursuant to Section 409A) all debts or financial obligations owed to the Company by Executive.

18.  Remedies.  Executive understands and agrees that the Group will be irreparably damaged in the event that Sections 14 or 15 of this Agreement are violated. Executive agrees that the Company and WRC shall be entitled (in addition to any other remedy to which it may be entitled, at law or in equity) to an injunction to redress breaches of such Sections of this Agreement and to specifically enforce the terms and provisions thereof.

19.  Successors and Assigns.  This Agreement is a personal contract, and the rights and interests of Executive hereunder and under the awards and plans referred to herein may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as may be expressly permitted by the provisions of such awards or plans and that payments due Executive hereunder shall be payable to his heirs or fiduciaries upon his death. Except as may be expressly provided otherwise herein, this Agreement shall be binding upon the Company and inure to the benefit of the Company and its Affiliates, and its successors and assigns, including (but not limited to) any corporation or other entity which may acquire all or substantially all of the Company’s assets or business or into or with which the Company or an Affiliate may be consolidated or merged.

20.  Jurisdiction and Governing Law.  Any controversy or claim arising out of or relating to this Agreement, or any breach thereof shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws thereof.

21.  Entire Agreement.  This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.  Effective as of the Effective Date, this Agreement supersedes and restates the Prior Agreements in their entirety.  No representations or warranties of any kind or nature relating to any member of the Group or their respective businesses, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Group to Executive, nor have any representations or warranties of any kind or nature been made by Executive to the Group.

22.  Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by

Executive and by a duly authorized officer of each of the parties to this Agreement. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

23.  Notices.  Any notice to be given hereunder shall be in writing and delivered personally or by overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to each of the parties to this Agreement:

To:

William E. McKnight
2399 Gulf of Mexico Drive
Unit 3C1
Longboat Key, Florida 34228

With a copy to:

Williams Mullen
222 Central Park Avenue, Suite 1700
Virginia Beach, VA 23462
Attention:  Thomas R. Frantz
Facsimile:  (757) 473-0395

To:

Coastal Credit, L.L.C.
3852 Virginia Beach Blvd.
Virginia Beach, VA 23450
Attention: Nina White
Facsimile: (757) 340-3716

With a copy to:

First Chicago Bancorp
1145 N. Arlington Heights Road
Itasca, IL 60143
Attention: William J. Ruh
Facsimile: (858) 756-8301

With a copy to:

White River Capital, Inc.
6051 El Tordo
P.O. Box 1329
Rancho Santa Fe, CA 92067
Attention: Martin J. Szumski

Facsimile: (858) 756-8301

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY  10004
Attention:  John J. O’Brien
Facsimile: (212) 558-4437

Any notice delivered personally shall be deemed given on the date delivered, any notice transmitted by fax machine shall be deemed delivered upon receipt of confirmation of fax transmission, any notice delivered by overnight courier shall be deemed given the day after deposit with a courier, and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given three days after mailing.

24.  Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

25.  Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

26.  Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

27.  Withholding Taxes.  All payments to Executive under this Agreement shall be reduced by any applicable federal, state or city withholding taxes, other than in connection with Executive’s performance of services during the Consulting Period as an independent contractor as described in Section 13.

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This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Coastal Credit, LLC

/s/ Nina L. White
By: Nina L. White
Title:

First Chicago Bancorp

/s/ William J. Ruh
By: William J. Ruh
Title: Chief Executive Officer

White River Capital, Inc.

/s/ John M. Eggemeyer, III
By: John M. Eggemeyer, III
Title: Chief Executive Officer

/s/ William E. McKnight
William E. McKnight